SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 1997

SUN INTERNATIONAL NORTH AMERICA, INC.
(Exact name of registrant as specified in its charter)


	Delaware                  1-4748  	 		  59-0763055
  (State or other		   (Commission           (IRS employer
  jurisdiction of		   file number)		    identification
   incorporation)							  number)


	    1415 East Sunrise Boulevard
	     Fort Lauderdale, Florida                  33304
	Address of principal executive offices)     (Zip code)


Registrant's telephone number,
Including area code: (954) 713-2500














Exhibit Index is presented on page 4

Total No. of Pages 5







Item 4. Changes in Registrant's Certifying Accountant

	On August 11, 1997, Sun International North America, Inc. ("SINA") dismissed its former certifying accountant, Ernst & Young LLP. The accountant's report did not contain an adverse opinion, a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope or accounting principles for either of the last two fiscal years ended December 31, 1996. The decision to change accountants was approved by the board of directors of SINA. There were no disagreements between SINA and its former accountants on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure during SINA's two most recent fiscal years or any subsequent interim period preceding the dismissal.

	On August 11, 1997, SINA engaged Arthur Andersen LLP as its certifying accountant. Arthur Andersen LLP is the certifying accountant for SINA's parent company Sun International Hotels Limited.


	The Company has requested Ernst & Young LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 14, 1997 is filed as
Exhibit 1 to this Form 8-K/A.

Item 7(c). Exhibits

	(16) 	Letter regarding change in certifying accountants






















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SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



						SUN INTERNATIONAL NORTH AMERICA, INC.
						            (Registrant)



						 /s/ John R. Allison
						John R. Allison
						(Authorized Officer of
						Registrant and Chief
						Financial Officer)





Date:  August 20, 1997























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SUN INTERNATIONAL NORTH AMERICA, INC.

Form 8-K/A Current Report
Date of Report August 11, 1997

EXHIBIT INDEX


Exhibit
Number             Exhibit                Page Number in Form 8-K/A

(16)        Letter regarding change in               5
            certifying accountants


































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August 14, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 11, 1997 of Sun International North America, Inc. and are in agreement with the statements contained in the first, second and fourth sentences of paragraph 1 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




							/s/Ernst & Young LLP
					Ernst & Young LLP





















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